UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 6, 2009

ANTARES PHARMA, INC.
(Exact name of registrant specified in its charter)
Delaware	1-32302	41-1350192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Phillips Blvd., Suite 290, Ewing, NJ		08618
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(609) 359-3020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On November 6, 2009, Antares Pharma, Inc.’s (“Antares”) wholly owned subsidiary, Antares Pharma AG (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Ferring Allschwil AG (“Ferring”).  Pursuant to the terms and conditions of the Purchase Agreement, Ferring will purchase from the Company all of the assets, including equipment, fixtures, fittings and inventory, located at the Company’s research and development facility located in Allschwil, Switzerland (the “Facility”).  Further pursuant to the terms and conditions of the Purchase Agreement, Ferring will assume the contractual obligations related to the Facility, including the real property lease for the Facility, and will continue to employ the employees working at the Facility.

Also on November 6, 2009, in tandem with the execution of the Purchase Agreement, Antares Pharma, Inc.’s wholly owned subsidiary, Antares Pharma IPL AG, entered into an Exclusive License Agreement with Ferring in the ordinary course of business, which agreement relates to a license under Antares’ patents and transfer of know-how for its transdermal gel technology for certain pharmaceutical products.

A copy of the Antares press release announcing the above-described transactions is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PHARMA, INC.

Date:	November 11, 2009	By:	/s/ Paul K. Wotton
Name: Dr. Paul K. Wotton Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 11, 2009.